DB1/ 140776882.4 Page 1 of 7 Annual Officer Incentive Plan #12690640v2 ONEOK, INC. ANNUAL OFFICER INCENTIVE PLAN 1. Name and Effective Date: This ONEOK, Inc. Annual Officer Incentive Plan (“Plan”) is hereby amended and restated effective as of November 6, 2024. The Plan shall apply to Incentive Awards for Plan Years beginning on or after January 1, 2024. 2. Purpose: The purposes of this Plan are to provide Officers of the Company with a direct financial interest in the performance of the Company and to incentivize and reward individual performance. It is the intention (but not the obligation) of the Company that payment of Incentive Awards will be made annually in accordance with the terms of this Plan. 3. Annual Plan: The Plan shall remain in effect until terminated by the Board of Directors pursuant to Paragraph 14 below. A new performance period shall commence each January 1 and shall end each December 31. A new incentive opportunity may be granted under the Plan for each Plan Year to eligible Participants (as determined pursuant to Paragraph 5) for all or a portion of such Plan Year. 4. Definitions: Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below: (a) “Board of Directors” shall mean the Board of Directors of ONEOK, Inc. (b) “Change in Control” shall mean the occurrence of a change in control as defined in the ONEOK, Inc. Officer Change in Control Severance Plan. (c) “Clawback Policy” means any applicable clawback policy approved by the Board of Directors or Committee, as in effect from time to time, whether approved before or after the effective date of the Plan. (d) “Committee” shall mean the Executive Compensation Committee of the Board of Directors of the Company. (e) “Common Stock” shall mean the common stock, par value $0.01, of ONEOK, Inc. (f) “Company” shall mean ONEOK, Inc., its divisions and subsidiaries, or any successor thereto by merger, consolidation, liquidation, or other reorganization. (g) “Disability” shall mean a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of one- hundred eighty (180) consecutive days. (h) “Employee” shall mean an active employee of the Company, and shall exclude all individuals classified by the Company as independent contractors or leased or temporary employees. Except as provided in Paragraph 5 below, Employees included in other annual cash incentive plans maintained by the Company shall not be considered Employees for the purpose of this Plan. (i) “Incentive Award” shall mean the awards of incentive compensation made to Participants in the Plan pursuant to its terms. (j) “Incentive Award Payment Date” shall mean the date an Incentive Award is paid pursuant to Paragraph 8 of the Plan. 10.28

DB1/ 140776882.4 Page 2 of 7 Annual Officer Incentive Plan #12690640v2 (k) “Officer” shall mean an Employee identified as an Officer of the Company in records maintained by the Company’s corporate secretary. (l) “Participant” shall mean an Officer who is eligible for participation in the Plan under the eligibility provisions of Paragraph 5 of this Plan. (m) “Plan” shall mean this ONEOK, Inc. Annual Officer Incentive Plan set forth herein and as amended from time to time. (n) “Plan Year” shall mean the 12-month fiscal year utilized by the Company for financial accounting purposes beginning each January 1 and ending on December 31. (o) “Retirement” shall mean a voluntary termination of employment with the Company by the Participant if, at the time of such termination of employment, the Participant has both completed five (5) continuous Years of Service and attained age fifty (50). (p) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended. (q) “Years of Service” shall mean the number of years of service with the Company through the Participant’s termination date as detailed on the payroll records of the Company, and excludes all service with a predecessor employer, except where expressly required by a written agreement executed in connection with an asset or stock acquisition, merger or other similar transaction, or where otherwise approved by the Board of Directors. Years of Service shall not include any service completed by the Participant prior to reemployment with the Company. 5. Eligible Plan Participants: Unless otherwise provided herein, only Officers on the active payroll of the Company on January 1 of the Plan Year, and who remain as Officers on the active payroll of the Company until the Incentive Award Payment Date for that Plan Year shall be entitled to receive an Incentive Award payment for that Plan Year; provided, however, that an individual who becomes an Officer after January 1 of the Plan Year may be made eligible to participate in the Plan and receive a prorated Incentive Award for that Plan Year, as determined by the Committee. 6. Administration: The Plan shall be administered by the Committee (or its delegate as described below). Members of the Committee shall not be eligible to receive Incentive Awards or any other financial benefit under the Plan. The Committee has full power and discretionary authority (i) to designate eligible Participants and individual incentive payout targets (which authority may be delegated to the Chief Executive Officer); (ii) to establish Company, business unit and individual performance goals, metrics and criteria, including any objective or subjective factors for determining threshold, target and maximum payouts (which authority may be delegated to the Chief Executive Officer); (iii) to evaluate Company, business unit and individual performance (which authority may be delegated to the Chief Executive Officer); and (iv) to certify the level of achievement of previously established performance goals. The Committee shall also have the authority (and may delegate any such authority to the Chief Executive Officer) to make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan, including but not limited to interpreting the Plan; correcting defects; reconciling inconsistencies; resolving ambiguities; determining all questions that shall arise under the Plan, including questions as to rights of Participants; and all other matters concerning the Plan. The interpretation by the Committee (or its delegates) of the terms and provisions of

DB1/ 140776882.4 Page 3 of 7 Annual Officer Incentive Plan #12690640v2 the Plan, and its administration of the Plan, and all actions taken by the Committee, or on its behalf by a delegate, shall be final, binding and conclusive on the Company, its stockholders, Participants, and upon each of their respective successors, assigns, and all other persons claiming under or through any of them. References in the Plan to the Committee shall include its delegate, where applicable. 7. Determination of Incentive Awards: (a) The determination of actual Incentive Awards granted to Participants and the timing and terms of payment of such Incentive Awards shall be made by the Committee, in its sole discretion. (b) It is anticipated, subject in all cases to the determinations to be made by the Committee, in its sole discretion (which may differ in any way the Committee determines from the following), that Incentive Awards will be made payable to Participants, and the Plan will operate, subject to the following conditions: (i) the Committee will establish corporate and any applicable business unit performance goals, metrics and individual performance criteria as benchmarks for Incentive Awards for each Plan Year or other performance period; (ii) the performance goals and metrics may be described in terms of objectives related to the individual Participant or objectives that are Company-wide or related to a subsidiary, business unit, division, segment, product line, or function or combination thereof and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time. Such performance goals and metrics may be measured in terms of Company performance (or performance of the applicable subsidiary, business unit, division, segment, product line, or function or combination thereof) or measured relative to a market index, selected peer companies or one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures thereof. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria); (iii) the achievement of performance goals shall be determined and consistently applied on a subsidiary, business unit, division, segment, product line, function or consolidated basis or any combination thereof. Notwithstanding the foregoing, the Committee may adjust the method of calculating the attainment of the performance goals to take into account events that occur during a performance period, including but not limited to: (a) asset write- downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) charges for any reorganization and restructuring programs; (e) any extraordinary, unusual, or other infrequently occurring items as described in Accounting Standards Codification 225-

DB1/ 140776882.4 Page 4 of 7 Annual Officer Incentive Plan #12690640v2 2020 (as amended by Accounting Standards Update No. 2015-01) or in the management’s discussion and analysis of financial condition and results of continuing operations appearing in the Company’s annual report to shareholders for the applicable year; (f) the impact of mergers, acquisitions or divestitures; (g) foreign exchange gains and losses; and (h) gains or losses on asset sales; (iv) the Committee will determine the performance period for achievement of performance goals and individual performance criteria; provided, however, that such period will correspond to the Plan Year unless otherwise prescribed by the Committee; (v) the Committee will be assisted in administering the Plan by the Chief Executive Officer and the Officers, employees and departments of the Company designated by the Chief Executive Officer; (vi) the Committee will monitor the Plan and make adjustments and interpretations, from time to time as it determines, in its sole discretion, to be appropriate; (vii) corporate and business unit performance goals, metrics and individual performance criteria can be modified by the Committee at any time, in its sole discretion; (viii) if the Committee determines, in its sole discretion, that conditions make a performance goal, metric or individual performance criterion obsolete, unreasonable or otherwise not appropriate, the Committee shall take appropriate action (including increasing or decreasing the metrics involved, establishing new performance goals, metrics or criteria, replacing the performance goals, metrics or criteria in their entirety, bifurcating the Plan Year into separate performance periods or making a discretionary adjustment to increase or decrease the applicable payout level in connection with certifying performance); and (ix) the Committee, or its delegate, shall communicate to Participants the Plan’s material provisions, goals, metrics and criteria established pursuant to the Plan. 8. Payment of Incentive Awards: Any Incentive Award for the Plan Year will be paid to a Participant in cash on the Incentive Award Payment Date, which shall be during the period that begins on January 1 and ends on March 15 of the calendar year immediately following the end of the performance period for which such Incentive Award is made. An Incentive Award is not considered earned, and the eligibility requirements with respect to the Incentive Award are not considered met, until the Committee has certified the level of achievement of performance goals for the Plan Year and the amount of any Incentive Award to be paid to the Participant, the Participant has met all conditions of the Plan, and any clawback, recoupment, or forfeiture provisions of any Clawback Policy are met. No

DB1/ 140776882.4 Page 5 of 7 Annual Officer Incentive Plan #12690640v2 Participant shall have any right to require any action by the Company or Committee as to the amount or time of payment of an Incentive Award to such Participant for any Plan Year. The amount and time of payment of any Incentive Award with respect to any individual shall be within the sole discretion of the Committee until the actual payment thereof. Incentive Awards paid to Participants will be subject to applicable federal, state and local income tax, employment tax and any other applicable payroll withholding. 9. Required Repayment Provision: Notwithstanding anything in the Plan to the contrary, Incentive Awards under this Plan are subject to the terms of any applicable Clawback Policy. To the extent permitted by applicable law, including without limitation Section 409A, Incentive Awards under this Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of an applicable Clawback Policy. If the Board of Directors or the Committee, as applicable, determines that clawback is required or appropriate under an applicable Clawback Policy, the Company shall, as determined by the Committee in its sole discretion, take any of the following actions: (i) seek repayment from the Participant of any previously paid Incentive Awards; (ii) reduce (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, or arrangement) the amount that would otherwise be awarded or payable to the Participant under an Incentive Award, the Plan or any other compensatory plan, program, or arrangement maintained by the Company; (iii) withhold payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; or (iv) any combination of the foregoing. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the policy to be clawed back, recouped, or forfeited (which amount, as applicable, will be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the Incentive Award). A Participant’s acceptance of any Incentive Award under this Plan in any year shall constitute full and adequate consideration for the Company’s right to recover amounts paid to such Participant under this Plan in any prior year. 10. Change in Control; Minimum Incentive Awards: Notwithstanding anything to the contrary stated in this Plan, in the event of a Change in Control in any Plan Year, each Participant in the Plan shall be paid an Incentive Award on the Incentive Award Payment Date, which is not less than the prorated portion of the Incentive Award such Participant would otherwise receive for that Plan Year through the date of such Change in Control; provided, however, that the Company will assume that all thresholds and targets as specified in Paragraph 7 for such Plan Year shall have been met; and provided further, that the Incentive Award shall be reduced (but not below zero) by any amount otherwise payable by the Company to the Participant as an annual cash incentive award under any other plan, agreement or arrangement (including but not limited to the ONEOK, Inc. Officer Change In Control Severance Plan, an individual severance agreement or any other agreement executed in accordance with a Change in Control) for the same Plan Year.

DB1/ 140776882.4 Page 6 of 7 Annual Officer Incentive Plan #12690640v2 11. Nature of Incentive Awards: (a) Incentive Awards shall be paid only from the general assets of the Company, and no separate fund nor trust of any kind shall be created or held for the benefit of any person under this Plan. No additions to, and no interest or other earnings on the actual Incentive Award amount shall accrue or be payable to any Participant. (b) Incentive Awards shall be paid in the form of a lump sum cash payment. It is intended that no Common Stock shall be issued as a part of any Incentive Award under or pursuant to this Plan. (c) Incentive Awards paid to Participants under this Plan shall constitute additional special incentive compensation to such Participants to the extent provided herein and are not a part of any Participant’s regular salary. The payment of an Incentive Award to a Participant for any Plan Year shall not constitute or be considered as any increase or change of such Participant’s regular ongoing salary and compensation otherwise payable by the Company for the Plan Year or any subsequent period of employment. No person shall have any claim to be granted or to receive any Incentive Award or other amount, benefit or payment, and no Participant or other person shall have authority to assign or transfer any Incentive Award or other rights, benefits or payments hereunder, or to enter into any agreement with any person for the payment of any Incentive Award, or to make any representation or warranty with respect thereto. (d) Awards under the Plan are intended either to qualify for exemption from, or to comply with the requirements of, Section 409A and the Treasury Regulations thereunder, but neither the Company nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, will be liable for any adverse tax or other consequences to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Incentive Award, including, but not limited to, the acceleration of any income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Incentive Award to satisfy the requirements of Section 409A and the Treasury Regulations thereunder. (e) All Incentive Awards are conditional upon the Participant’s acknowledgement and agreement, by participating in the Plan, that all decisions and determinations of the Committee are final and binding on the Participant, his or her legal heirs and beneficiaries and any other person having or claiming an interest in the Incentive Award. 12. Terms of Employment: This Plan does not create a contract of employment between the Company and any Participant. This Plan does not limit the right of the Company to assign or reassign a Participant to a different job or position, to change his/her title, authority, duties or rate of compensation, or to discharge or terminate a Participant for any reason, or for no reason. 13. Termination of Employment: (a) Except as otherwise provided herein, upon a Participant’s termination of employment with the Company, the Participant’s rights, if any, to an Incentive

DB1/ 140776882.4 Page 7 of 7 Annual Officer Incentive Plan #12690640v2 Award hereunder shall terminate. Except as otherwise provided herein, a Participant must be employed on the Incentive Award Payment Date in order to receive an Incentive Award with respect to the Plan Year or other performance period, respectively. (b) In the event the Participant’s employment is terminated before the Incentive Award Payment Date due to death, Disability or Retirement, the Participant (or the Participant’s beneficiary in the event of death) shall be eligible for an Incentive Award for that Plan Year based on the Company’s performance as certified by the Committee as if the Participant had remained employed on the Incentive Award Payment Date, prorated for the number of days elapsed in the Plan Year through the date of Participant’s termination of employment. The prorated portion of the Incentive Award will be paid to such Participant on the Incentive Award Payment Date. 14. Amendment or Termination: Notwithstanding anything to the contrary expressed or implied herein, the Company may at any time amend, modify, suspend or terminate the Plan by resolution adopted by the Board of Directors. The amendment, modification, suspension or termination of the Plan may be made upon such terms and conditions as the Board of Directors, in its sole discretion, determines to be appropriate, and may involve modification, suspension or termination of any anticipated or possible future Incentive Awards to Participants under the Plan which have not been paid, even if the particular performance goals and criteria for such Incentive Awards or payment thereof have been established for a Plan Year or other performance period. 15. Applicable Law: This Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma (regardless of the law that must otherwise govern under applicable Oklahoma principles of conflict laws). Jurisdiction and venue for the resolution of any dispute regarding this Plan shall be proper only in the district courts of Tulsa County or the United States District Court for the Northern District of Oklahoma.